As filed with the Securities and Exchange Commission on January 10, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLEARSIDE BIOMEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-2437375
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

900 North Point Parkway, Suite 200

Alpharetta, Georgia 30005

(678) 270-3631

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George Lasezkay, Pharm.D., J.D.

Chief Executive Officer

Clearside Biomedical, Inc.

900 North Point Parkway, Suite 200

Alpharetta, Georgia 30005

(678) 270-3631

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Brent B. Siler
Brian F. Leaf

Mark Ballantyne

Cooley LLP

11951 Freedom Drive
Reston, VA 20190

(703) 456-8000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.001 per share	3,178,367	$2.15	$6,833.489.05	$886.99

(1)

The shares will be offered for resale by selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the Nasdaq Global Market on January 6, 2020.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED January 10, 2020

PROSPECTUS

3,178,367 Shares of Common Stock

This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 3,178,367 shares of our common stock sold to the selling stockholders in a private placement on November 26, 2019. We are registering these shares on behalf of the selling stockholders, to be offered and sold by them from time to time.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares.

Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. We provide more information about how the selling stockholders may sell or otherwise dispose of their shares of common stock in the section titled “Plan of Distribution” on page 11. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

Our common stock is listed on The Nasdaq Global Market under the symbol “CLSD.” On January 9, 2020, the last reported sale price of our common stock was $2.32 per share.

We are an "emerging growth company" under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See "Prospectus Summary—Implications of Being an Emerging Growth Company."

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” beginning on page 7 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 10, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the common stock described in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The statements relate to future events or to our future operating or financial performance and involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this prospectus and the information incorporated by reference herein and therein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements.  The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus and the information incorporated by reference herein and therein include, among other things, statements about:

•	our plans for the development and potential commercialization of our product candidates;

•	our ongoing and planned clinical trials for our product candidates;

•	the timing of the availability of data from our clinical trials;

•	the timing of our planned regulatory filings, including the resubmission of our new drug application for XIPERE;

•	the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;

•	our expectation that XIPERE, if approved, would be the first drug specifically indicated for macular edema associated with non-infectious uveitis;

•	the clinical utility of our product candidates;

•	our commercialization, marketing and manufacturing strategy;

•	our intellectual property position;

•	our ability to identify additional product candidates with significant commercial potential that are compatible with suprachoroidal injection and which are consistent with our commercial objectives;

•	our estimates regarding future expenses and needs for additional financing; and

•

other risks and uncertainties, including those listed under the caption "Risk Factors" in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other filings we make with the SEC.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights certain information about us, the Private Placement pursuant to which we sold to the selling stockholders the shares being registered by this prospectus, and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” beginning on page 7 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.

Company Overview

We are a clinical biopharmaceutical company developing first-in-class pharmacological therapies to restore and preserve vision for people with serious eye diseases. Our current product candidates focus on diseases affecting the retina, which is the tissue that lines the inside of the eye and is primarily responsible for vision, and the choroid, which is the layer adjacent to the retina that supplies the retina with blood, oxygen and nourishment.

Our suprachoroidal injection platform is a novel, patented non-surgical approach for delivering pharmacotherapy to the back of the eye via the anatomic potential space known as the suprachoroidal space, or SCS. The elasticity of the SCS allows for opening of the potential space when fluid is injected between the choroid and sclera and allows the fluid to spread spherically toward the posterior regions of the eye where it is absorbed into adjacent tissue.  This approach facilitates targeted delivery to the retina and the macula. We are able to precisely administer drugs into the SCS with our proprietary microinjector that utilizes a needle that is approximately 1 millimeter in length.

Our suprachoroidal injection technology is used in conjunction with our proprietary formulations of existing drugs and novel therapies to create a therapeutic platform of product candidates to treat several serious eye diseases. Our product candidate, XIPERE, is a proprietary, preservative-free suspension of the corticosteroid triamcinolone acetonide formulated for administration via suprachoroidal injection. Based in part on the positive results from our Phase 3 PEACHTREE clinical trial, in December 2018, we submitted a New Drug Application, or NDA, to the U.S. Food and Drug Administration, or FDA, for XIPERE for the treatment of macular edema associated with uveitis. On October 18, 2019, we received a Complete Response Letter from the FDA regarding the NDA for XIPERE. We plan to re-submit the XIPERE NDA in the second quarter of 2020.

On August 29, 2019, we entered into an option and license agreement with REGENXBIO, Inc., or REGENXBIO, pursuant to which we granted REGENXBIO an exclusive option, or the Option, to enter into a commercial license agreement granting REGENXBIO an exclusive, worldwide and sublicensable license to our SCS Microinjector for the delivery of adeno-associated virus-based gene therapies for the treatment of wet age-related macular degeneration, diabetic retinopathy and other conditions for which anti-vascular endothelial growth factor, or anti-VEGF treatment is currently the standard of care. REGENXBIO exercised the Option on October 29, 2019 and paid us an option fee equal to $2.0 million, less a credit of $0.5 million previously received under a technology access agreement. In addition, REGENXBIO has agreed to make additional payments to us of up to an aggregate of $34.0 million upon the achievement of specified development milestones and up to $102.0 million in sales-based milestone payments, as well as mid-single digit royalties on net sales of products using the SCS Microinjector during the royalty term.

On October 22, 2019, we entered into an exclusive license agreement with Bausch Health Ireland Limited for the commercialization and development of XIPERE in the United States and Canada. We intend to continue discussions with potential collaborators for the commercialization and development of XIPERE in other countries around the world.

Our research and development team has also performed additional analyses on our proprietary suprachoroidal suspension of axitinib, or CLS-AX, an inhibitor of vascular endothelial growth factor receptors-1, -2 and -3 which may benefit patients who sub-optimally respond to current anti-VEGF therapies. In preclinical testing, we observed the potential for durability benefits which may maintain visual gains and reduce treatment burden in patients with angiogenic retinal diseases. We are advancing CLS-AX as our lead internal development asset and expect to submit an Investigational New Drug application for CLS-AX in mid-2020.

Corporate Information

We were incorporated under the laws of the State of Delaware in May 2011. Our principal executive offices are located at 900

North Point Parkway, Suite 200, Alpharetta, Georgia 30005. Our telephone number is (678) 270-3631.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to "Clearside," "the company," "we," "us" and "our" refer to Clearside Biomedical, Inc.

Clearside®, SCS, XIPERE and our Clearside logo, and our other trademarks or service marks appearing in this prospectus are our property. This prospectus and the information incorporated herein by reference contains additional trade names, trademarks and service marks of others, which are the property of their respective owners.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;
•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2021; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC based on the market value of our common stock held by non-affiliates.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards.  This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Private Placement

On November 22, 2019, we entered into a Securities Purchase Agreement, or the Securities Purchase Agreement, with the selling stockholders named in this prospectus, pursuant to which we sold and issued 3,178,367 shares of our common stock at a purchase price of $1.054 per share on November 26, 2019, or the Private Placement.  Concurrently with the execution of the Securities Purchase Agreement, we entered into a Registration Rights Agreement on November 22, 2019 with the selling stockholders named in this prospectus, or the Registration Rights Agreement.

Under the terms of the Registration Rights Agreement, we agreed to prepare and file, within 45 days after the closing of the Private Placement, one or more registration statements with the Securities and Exchange Commission, or SEC, to register for resale the shares of our common stock issued under the Securities Purchase Agreement and generally to cause the applicable registration statements to be declared effective as soon as practicable.

The Offering

Common stock offered by the selling stockholders	3,178,367 shares
Terms of the offering

The selling stockholders, including their transferees, donees, pledgees, assignees or successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. See “Plan of Distribution” on page 11.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.
Risk factors	See “Risk Factors” beginning on page 7, for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Nasdaq Global Market symbol	CLSD

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock issued to the selling stockholders in the Private Placement as described above. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks described in the section entitled "Risk Factors" in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with the other information in this prospectus and documents incorporated by reference in this prospectus. The risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. For more information, see the sections entitled “Where You Can Find Additional Information” and “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders pursuant to this prospectus, including, without limitation, all registration and filing fees, Nasdaq Global Market listing fees and fees and expenses of our counsel and our accountants. The selling stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to their sales of shares of our common stock.

SELLING STOCKHOLDERS

We are registering the resale of 3,178,367 shares of common stock held by the selling stockholders identified below, to permit each of them, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

The selling stockholders may sell some, all or none of their shares in this offering. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders. As a result, we cannot estimate the number of shares of common stock each of the selling stockholders will beneficially own after termination of sales under this prospectus. In addition, each of the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for this table.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock as of a date if the person has or shares with others the right to vote those shares or to dispose of them on that date, or if the person has the right to acquire voting or disposition rights within 60 days of that date.

The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus. The percentage of shares owned prior to and after the offering is based on 44,413,372 shares of common stock outstanding as of December 31, 2019. Unless otherwise indicated, the address for the persons and entities listed in the table below is c/o Clearside Biomedical, Inc., 900 North Point Parkway, Suite 200, Alpharetta, Georgia 30005.

				Shares of Common Stock to be Beneficially Owned After Offering(1)
	Shares of Common Stock Beneficially Owned Prior to Offering
			Number of Shares of Common Stock Being Offered
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Entities affiliated with Hatteras Venture Partners(2)	4,984,420	11.2%	1,518,026	3,466,394	7.8%
Entities affiliated with Grace Brothers, LP(3)	5,435,341	12.2%	1,660,341	3,775,000	8.5%

(1)	Assumes that all shares covered by this prospectus will be sold by the applicable selling stockholder.

(2)

Based on information reported by Hatteras Venture Partners and affiliated entities in a Schedule 13D/A filed with the Securities and Exchange Commission on December 4, 2019. Consists of (i) 1,310,512 shares of common stock held by Hatteras Venture Partners III, LP (“HVP III”), (ii) 119,006 shares of common stock held by Hatteras Venture Affiliates III, LP (“HVA III”), (iii) 3,064,467 shares of common stock held by Hatteras Venture Partners IV SBIC, LP (“HVP IV SBIC”), which includes 1,347,629 shares purchased in the Private Placement, (iv) 387,475 shares of common stock held by Hatteras Venture Partners IV, LP (“HVP IV”), which includes 170,397 shares purchased in the Private Placement, and (v) 102,960 shares of common stock held by Hatteras NC Fund, LP (“Hatteras NC” and together with HVP III, HVA III, HVP IV SBIC and HVP IV, the “Hatteras Entities”). The shares directly held by HVA III and HVP III are indirectly held by Hatteras Venture Advisors III, LLC (“HVA III LLC”), their general partner. The individual general partners of HVA III LLC are Clay B. Thorp, Robert A. Ingram, Kenneth B. Lee, Douglas Reed, MD and John Crumpler (the “HVA III LLC Directors”). HVA III LLC and the HVA III LLC Directors may be deemed to have shared voting and dispositive power over, and be deemed indirect beneficial owners of, the shares directly held by Hatteras Venture Affiliates III and Hatteras Venture Partners III. The shares directly held by HVP IV SBIC are indirectly held by Hatteras Venture Advisors IV SBIC, LLC (“HVA IV SBIC LLC”), its general partner. The individual general partners of HVA IV SBIC LLC are Clay B. Thorp, Robert A Ingram, Kenneth B. Lee, Douglas Reed, MD and John Crumpler (the “HVA IV SBIC LLC Directors”). HVA IV SBIC LLC and the HVA IV SBIC LLC Directors may be

deemed to have shared voting and dispositive power over, and be deemed indirect beneficial owners of, the shares directly held by HVA IV SBIC. The shares directly held by Hatteras NC are indirectly held by Hatteras Venture Advisors IV, LLC (“HVA IV”), its general partner. The individual general partners of HVA IV are Clay B. Thorp, Robert A. Ingram, Kenneth B. Lee, Douglas Reed, MD and John Crumpler (the “HVA IV Directors”). HVA IV and the HVA IV Directors may be deemed to have shared voting and dispositive power over, and be deemed indirect beneficial owners of, the shares directly held by Hatteras NC. Christy Shaffer, one of our directors, is a Venture Partner with Hatteras Venture Partners, but she does not have beneficial ownership over the shares held by HVP III, HVA III, HVP IV SBIC and Hatteras NC. The principal business address of the Hatteras Entities is 280 S. Mangum St., Suite 350, Durham, NC 27701.

(3)

Based on information reported by Bradford T. Whitmore (“Whitmore”) and affiliated entities in a Schedule 13G/A filed with the Securities and Exchange Commission on November 26, 2019, which states that with respect to 2,600,000 of the shares, Whitmore has sole voting and dispositive power, and with respect to 2,835,341 of the shares, including 1,660,341 shares purchased in the Private Placement, Whitmore shares voting and dispositive power with Grace Brothers, LP (“Grace”) and Bro-GP, LLC (“Bro-GP”). Whitmore is the sole managing member of Bro-GP, which is the general partner of Grace. The principal business address of Whitmore, Grace and Bro-GP is 1603 Orrington Avenue, Suite 900, Evanston, IL 60201.

Relationship with Selling Stockholders

As discussed in greater detail above under the section entitled “Prospectus Summary—Private Placement,” on November 22, 2019, we entered into the Securities Purchase Agreement with the selling stockholders, pursuant to which we sold shares of common stock to the selling stockholders on November 26, 2019 and agreed with the selling stockholders to file a registration statement to enable the resale of the shares of common stock covered by this prospectus. Clay Thorp, who is a member of our Board of Directors, is a general partner of Hatteras Venture Partners. Neither Grace Brothers LP nor any persons having control over Grace Brothers LP has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued to permit the resale of these shares of common stock by the holders of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock, except that, if the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The selling stockholders may sell all or a portion of the shares of our common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144 of the Securities Act;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or other applicable provisions of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

We will pay all expenses of the registration of the shares of our common stock pursuant to the registration statement of which this prospectus forms a part, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters, including the validity of the shares of common stock offered pursuant to this registration statement, will be passed upon for us by Cooley LLP, Reston, Virginia.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We must comply with the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. We maintain a website at www.clearsidebio.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below (File No. 001-37783)  and any future filings made by us with the SEC (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 15, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 10, 2019, August 8, 2019 and November 8, 2019, respectively;

•

our Current Reports on Form 8-K filed on February 20, 2019, April 11, 2019, April 17, 2019, June 20, 2019, August 22, 2019, September 4, 2019, October 4, 2019, October 21, 2019, October 23, 2019, November 20, 2019, November 25, 2019, December 17, 2019 and January 3, 2020;

•	our Proxy Statement filed with the SEC on April 26, 2019, to the extent the information therein is filed and not furnished; and
•

the description of our common stock in our registration statement on Form 8-A filed with the SEC on May 20, 2016, including any amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Clearside Biomedical, Inc., Attn: Corporate Secretary, 900 North Point Parkway, Suite 200, Alpharetta GA 30005; telephone: (678) 270-3631.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by us in connection with the registration of the securities under this registration statement, all of which will be borne by us.

Securities and Exchange Commission Registration Fee	$887
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$15,000
Miscellaneous	$4,113
Total	$70,000

Item 15. Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, or DGCL, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Section 145 of the DGCL generally provides that a Delaware corporation has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted under applicable law, (ii) require us to indemnify our directors and executive officers to the fullest extent permitted by the DGCL or other applicable law and (iii) provide us with the power, in our discretion, to indemnify our other officers, employees and other agents as set forth in the DGCL or other applicable law. We believe that these provisions of our amended and restated certificate of incorporation and amended and restated bylaws are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate our directors’ or officers’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of such director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that such director believes to be contrary to our best interests or the best interests of our stockholders, for any transaction from which such director derived an improper personal benefit, for acts or omissions involving a reckless disregard for such director’s duty to us or to our stockholders when such director was aware or should have been aware of a risk of serious injury to us or to our stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of such director’s duty to us or to our stockholders, for improper transactions between such director and us and for improper loans to directors and officers. These provisions also do not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

As permitted by Delaware law, we have entered into indemnification agreements with each of our current directors and officers pursuant to the foregoing provisions. We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16. Exhibit Index.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37783), filed with the SEC on June 7, 2016).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37783), filed with the SEC on June 7, 2016).

4.1

Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208916), filed with the SEC on March 18,

2016).

4.2

Securities Purchase Agreement, dated November 22, 2019, by and among the Registrant and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 25, 2019).

4.3

Registration Rights Agreement, dated November 22, 2019, by and among the Registrant and the other parties thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 25, 2019).

5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in legal opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on January 10, 2020.

Clearside Biomedical, Inc.
By:	/s/ George Lasezkay, Pharm.D., J.D.
George Lasezkay, Pharm.D., J.D.
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints George Lasezkay, Charles Deignan and Brent B. Siler as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Lasezkay, Pharm.D., J.D. George Lasezkay, Pharm.D., J.D.	Chief Executive Officer and Director (Principal Executive Officer)	January 10, 2020

/s/ Charles A. Deignan Charles A. Deignan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 10, 2020

/s/ Christy L. Shaffer, Ph.D. Christy L. Shaffer, Ph.D.	Director	January 10, 2020

/s/ Clay B. Thorp Clay B. Thorp	Director	January 10, 2020

/s/ William D. Humphries William D. Humphries	Director	January 10, 2020

/s/ Jeffrey L. Edwards Jeffrey L. Edwards	Director	January 10, 2020

/s/ Richard Croarkin Richard Croarkin	Director	January 10, 2020